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                                                                 EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of The Williams Companies, Inc. for the registration of 1,197,618 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

Tulsa, Oklahoma
September 21, 1995